UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2013

MFA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13991	13-3974868
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation		Identification No.)
or organization)

350 Park Avenue, 20th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 207-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On September 23, 2013, MFA Financial, Inc. (“MFA” or the “Company”) announced that Stewart Zimmerman will be retiring as chief executive officer of the Company at the end of 2013 after having served as the MFA’s CEO since 1997 and its Chairman of the Board since 2003.  Following his retirement, Mr. Zimmerman, age 69, will serve as a consultant to MFA through the end of 2014.  A copy of the press release reporting on Mr. Zimmerman’s retirement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(c)  On September 23, 2013, MFA announced the appointment of William S. Gorin, age 55, as chief executive officer of the Company, effective January 1, 2014.  Mr. Gorin has been MFA’s president since 2008 and a member of its Board of Directors since 2010.  From 1997 to 2008, Mr. Gorin served as an executive vice president of the Company, and from 2001 to September 2010, he also served as MFA’s chief financial officer.

In addition, on September 23, 2013, MFA announced the appointment of Craig L. Knutson, age 54, as president and chief operating officer of the Company, effective January 1, 2014.  Mr. Knutson, who will succeed Mr. Gorin as president of MFA and also assume the newly-created role of COO, has been an executive vice president of the Company since 2008.

A copy of the press release reporting on Mr. Gorin’s and Mr. Knutson’s appointments is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated September 23, 2013, of MFA Financial, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA FINANCIAL, INC.
(REGISTRANT)

By:	/s/ Harold E. Schwartz
Name: Harold E. Schwartz
Title: Senior Vice President and
General Counsel

Date:  September 23, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated September 23, 2013, of MFA Financial, Inc.